Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of AOL Inc. on Form S-8 pertaining to the AOL Inc. 2010 Stock Incentive Plan of our report dated July 27, 2009, except for Note 1 as to which the date is November 2, 2009, with respect to the consolidated financial statements and schedule of AOL Inc. included in its Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 27, 2009, as amended.

/s/ Ernst & Young LLP
McLean, Virginia
December 9, 2009